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                                                                    Exhibit 10.3

                           NON-SOLICITATION AGREEMENT

     This Non-Solicitation Agreement (this "AGREEMENT") is executed as of April 20, 2006 and effective as of the Effective Time (as such term is defined in the Merger Agreement) and is by and between Petrohawk Energy Corporation, a Delaware corporation ("PARENT"), and ________________, an individual residing in the State of Texas ("EXECUTIVE", and together with Parent, the "PARTIES" and each individually, a "PARTY").

                                    RECITALS

     A. Pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT") of even date herewith, by and among Parent, Hawk Nest Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and KCS Energy, Inc., a Delaware corporation ("COMPANY"), Parent shall acquire all of the outstanding shares of capital stock of Company through a merger of Purchaser with the Company and a merger of the Company with Parent (the "MERGER").

     B. The Parties have executed and delivered this Agreement in connection with the execution of the Merger Agreement.

     C. Parent would not have entered into the Merger Agreement if Executive did not enter into this Agreement, and Executive is receiving substantial benefits under the Merger Agreement.

     D. Undefined capitalized terms herein are defined in the Merger Agreement.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, the Parties, intending to be legally bound and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     Section 1. Acknowledgment by Executive. Executive acknowledges that he is a stockholder of Company and/or has Company Options and has been employed by Company and, in such capacity, has occupied a position of trust and confidence with Company prior to the date hereof and has become familiar with confidential information concerning the businesses and affairs of Company and Parent ("CONFIDENTIAL INFORMATION").

     Section 2. Agreements. In consideration of the substantial benefits that Executive is receiving under the Merger Agreement, Executive hereby agrees with Parent as follows:

     (a) Non-Solicitation. In an effort to assure that Parent and Company will realize the benefits of the transactions and in consideration of the substantial benefits that Executive is receiving under the Merger Agreement, Executive hereby agrees with Parent as follows:

     From the Effective Time until the second anniversary thereof, Executive shall not, directly or indirectly (i) employ or solicit for employment or other similar relationship with Executive or any of Executive's Affiliates or any other Person, any Person known to

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     Executive to be an employee of Parent, Company, or any of their Affiliates, or any Person known to Executive to have been an employee of Parent, Company, or any of their Affiliates, within the six month period immediately preceding such solicitation of employment (it is agreed and acknowledged that Executive has knowledge of all Persons who were employees of the Company at the Effective Time and subsequently became employees of Parent); (ii) encourage, induce, or attempt to induce any employee of Parent, Company, or any of their Affiliates to terminate such employee's employment or independent contractor's active contractual relationship with such Person; or (iii) in any manner whatsoever, encourage, incite or induce any customer of Company, Parent or any of their Affiliates to terminate, in whole or part, its business relationship with Company, Parent or any of their Affiliates. Notwithstanding the foregoing, Executive shall not be prohibited from employing or soliciting for employment or other similar relationship those employees of Parent, Company, or any of their Affiliates, who are terminated by Parent without "cause" or who terminate their employment with Parent for "Good Reason" as such terms are defined in the Company's Severance Policy or such employee's employment agreement or change of control agreement, as applicable,

For purposes of this Agreement, "AFFILIATE" means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting equity interests, as trustee or executor, by contract or credit arrangements or otherwise.

     (b) Use of Confidential Information. From the Effective Time until the second anniversary thereof, Executive will not use for Executive's personal benefit, or disclose, communicate, divulge to, or use for the direct or indirect benefit of any Person other than Parent, Company, or any of their Affiliates any of the Confidential Information. This Section 2(b) will be in addition to (and not a limitation of) any legally applicable protections of Parent's or Company's interest in confidential information, trade secrets, and the like.

     Section 3. Submission to Jurisdiction; Notification. Executive agrees to the jurisdiction of an appropriate Governmental Authority in the State of Texas for the enforcement of Section 2. Parent may, without notifying Executive, notify any Person of Executive's rights and obligations under Section 2.

     Section 4. Miscellaneous.

     (a) Entire Agreement. Other than the Merger Agreement and the Confidentiality Agreement, this Agreement constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate to the subject matter hereof.

     (b) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.


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     (c) Assignment. The obligations of Executive are personal and may not be assigned or delegated by him or transferred in any manner whatsoever.

     (d) Notices. All notices or communications hereunder will be in writing (including facsimile or other writing) addressed as follows:

               If to Parent:

               Petrohawk Energy Corporation
               1100 Louisiana, Suite 4400
               Houston, Texas 77002
               Facsimile: (832) 204-2800
               Attn: Floyd C. Wilson

               Copy to (which will not constitute notice):

               Hinkle Elkouri Law Firm L.L.C.
               301 N. Main, Suite 2000
               Wichita, Kansas 67202
               Facsimile: (316)-660-6011
               Attn: David S. Elkouri

               If to Executive:

               ______________________________

               ______________________________

               ______________________________

               Facsimile: ___________________

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one business day after being deposited with a next-day courier, postage prepaid, or
(iii) three business days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

     (e) Specific Performance; Remedies. Executive acknowledges and agrees that Parent, Company and their Affiliates would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, Executive agrees that the Parent, Company and their Affiliates will be entitled to pursue an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled at law or in equity; provided, however, that the foregoing remedies will in no way limit any other remedies that Parent, Company and their Affiliates may have.


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     (f) Time. Time is of the essence in the performance of this Agreement.

     (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     (h) Headings. The section and subsection headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     (i) Governing Law. This Agreement and the performance of the Parties' obligations hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

     (j) Submission to Jurisdiction. Each Party submits to the non-exclusive jurisdiction of any state or federal court sitting in Harris County, Texas, in any action arising out of or relating to this Agreement and agrees that all claims in respect of the action may be heard and determined in any such court. Each Party agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     (k) Amendments and Waivers. No amendment, modification, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by the Parties.

     (l) Attorneys' Fees; Expenses. If any action at law or in equity, including any action for declaratory or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys' fees from the non-prevailing party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement; provided that Company shall bear the costs and expenses incurred by Executive in connection with negotiating this Agreement.

     (m) Termination of Merger Agreement. If the Merger Agreement terminates, this Agreement shall automatically terminate and be of no force or effect.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, the parties have executed and delivered this
Non-Solicitation Agreement as of the date first above written.

                                        PETROHAWK ENERGY CORPORATION


                                        By:
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                                        Name: Floyd C. Wilson
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                        EXECUTIVE


                                        ----------------------------------------
                                        Name:                     , individually
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